EXHIBIT 21

SUBSIDIARIES OF THE REGISTRANT.

                                 STATE OF           NAME UNDER WHICH
     NAME                      INCORPORATION    SUBSIDIARY IS DOING BUSINESS

Dillard Investment Co., Inc.      Delaware      Dillard Investment Company

Construction Developers,
  Incorporated                    Arkansas      Dillard's

The Higbee Company                Delaware      Dillard's

J. B. Ivey & Company          North Carolina    Dillard's

Dillard National Bank         National Banking  Dillard National Bank
                                Association

Dillard Travel, Inc.              Arkansas      Dillard Travel, Inc.

Pulaski Realty Company            Arkansas      Pulaski Realty Company

Dillard USA, Inc.                 Nevada        Dillard's

Dillard's Utah, Inc.              Utah          Dillard's Utah, Inc.

Dillard International, Inc.       Nevada        Dillard International, Inc.

Dillard Distribution, Inc.        Arkansas      Dillard Distribution, Inc.

Dillard's Wyoming, Inc.           Wyoming       Dillard's

Dillard Ticketing Systems, Inc.   Arizona       Dillard Ticketing Systems, Inc.